Exhibit 99.1
For Immediate Release
Contact: Ron Weigner
Vice President and Chief Financial Officer
978.284.4446
MKS Instruments Reports Second Quarter 2005 Results
     Wilmington, Mass. — July 26, 2005 — MKS Instruments, Inc. (NASDAQ: MKSI), a leading worldwide provider of process control technologies for improving productivity in semiconductor and other advanced manufacturing processes, today reported second quarter 2005 financial results. Net sales were $130.2 million, up 2 percent from $127.4 million in the first quarter of 2005 and down 14 percent from $151.6 million in the second quarter of 2004.
     GAAP net earnings totaled $9.8 million, or $0.18 per diluted share on 54.5 million shares, compared to $5.5 million, or $0.10 per diluted share, in the first quarter of 2005 and $20.9 million, or $0.38 per diluted share, in the second quarter of 2004. Non-GAAP earnings, which exclude amortization of acquired intangible assets and special items, were $10.2 million, or $0.19 per share, compared to $8.0 million, or $0.15 per share, in the first quarter of 2005 and $19.2 million, or $0.35 per share, in the second quarter of 2004.
     “In the second quarter, we exceeded the high end of our sales and earnings guidance. Sales increased over the first quarter along with gross margin improvement and lower operating expense,” said John Bertucci, Executive Chairman of the Board. “As the leading edge shifts to smaller geometries that require new processes, demand continues for process control and information management to enhance tool performance and productivity. With our broad technology portfolio, we are providing higher value solutions that enable precise control and optimization of advanced manufacturing processes.”
     “Going forward, we will continue to work closely with our customers as their technology needs evolve and their lead times shorten,” said Chief Executive Officer and President Leo Berlinghieri. “In the near term, based on cautious customer order patterns, we currently estimate that our third quarter sales could decrease by 3% to 8% and range from $120 to $126 million. At these levels, GAAP net earnings could range from $0.07 to $0.11 per diluted share, and non-GAAP earnings could range from $0.11 to $0.15 per share.”
     The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS has historically been acquisitive, and MKS’ management believes the presentation of non-GAAP financial measures, which exclude the costs associated with acquisitions and other special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.
     Management will discuss second quarter financial results on a conference call today at 5:00 p.m. (Eastern Daylight Time). A live web cast and replay of the conference call will be available at www.mksinstruments.com in the “Investors” section. To hear a telephone replay through August 2, 2005, dial 303-590-3000, pass code 11034204#.
     MKS Instruments, Inc. is a leading worldwide provider of process control solutions for advanced manufacturing processes such as semiconductor device manufacturing; thin-film manufacturing for flat panel displays, data storage media, architectural glass and electro-optical products; and technology for medical imaging equipment. Our instruments, components and subsystems incorporate sophisticated technologies to power, measure, control, and monitor increasingly complex gas-related semiconductor manufacturing processes, thereby enhancing our customers’ uptime, yield and throughput, and improving their productivity and return on invested capital.
     This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MKS’ future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS’ major customers, potential fluctuations in quarterly results, the challenges, risks and costs involved with integrating the operations of MKS and any acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS’ filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
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MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	June 30,	June 30,	March 31,
	2005	2004	2005
Net sales	$130,193	$151,585	$127,407
Cost of sales	78,407	90,192	78,045

Gross profit	51,786	61,393	49,362

Research and development	14,689	14,620	14,549
Selling, general and administrative	23,040	22,661	23,849
Amortization of acquired intangible assets	3,693	3,691	3,690
Restructuring charges	—	—	454

Income from operations	10,364	20,421	6,820

Interest income, net	1,348	326	1,098
Other income (NOTE 1)	—	5,402	—

Income before income taxes	11,712	26,149	7,918
Provision for income taxes	1,934	5,281	2,460

Net income	$9,778	$20,868	$5,458

Net income per share:
Basic	$0.18	$0.39	$0.10
Diluted	$0.18	$0.38	$0.10

Weighted average shares outstanding:
Basic	53,975	53,540	53,878
Diluted	54,451	54,967	54,393

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’s operating results:

GAAP net income	$9,778	$20,868	$5,458

Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	2,308	3,691	2,306
Restructuring charges	—	—	272
Other income (NOTE 1, NOTE 2)	—	(5,402)	—
Benefit for income taxes (NOTE 3)	(1,901)	—	—

Non-GAAP net income (NOTE 4)	$10,185	$19,157	$8,036

Non-GAAP net income per share (NOTE 4)	$0.19	$0.35	$0.15
Weighted average shares outstanding — diluted	54,451	54,967	54,393
NOTE 1: The GAAP amount for June 30, 2004 represents primarily the collection of a note receivable of $5.0 million which had been written off in 2002.
NOTE 2: The Non-GAAP adjustment for Other income for the three months ended June 30, 2004 was originally reported net of tax at $4,272. The amount currently reported as the Non-GAAP adjustment for Other income had been revised in the fourth quarter of 2004 to exclude tax in conjunction with the reversal of the previously established valuation allowance against net deferred tax assets and was reflected in our reported non-GAAP net earnings of $1.15 per share for 2004.
NOTE 3: The three month period ended June 30, 2005 includes a benefit of $1,901 in connection with closing an IRS audit.
NOTE 4: The Non-GAAP net income and non-GAAP net income per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended
	June 30,
	2005	2004
Net sales	$257,600	$284,570
Cost of sales	156,452	168,948

Gross profit	101,148	115,622

Research and development	29,238	28,956
Selling, general and administrative	46,889	42,813
Amortization of acquired intangible assets	7,383	7,384
Restructuring charges	454	437

Income from operations	17,184	36,032

Interest income, net	2,446	598
Other income (NOTE 1)	—	5,402

Income before income taxes	19,630	42,032
Provision for income taxes	4,394	8,458

Net income	$15,236	$33,574

Net income per share:
Basic	$0.28	$0.63
Diluted	$0.28	$0.61

Weighted average shares outstanding:
Basic	53,926	53,398
Diluted	54,422	55,026

The following supplemental Non-GAAP earnings information is presented to aid in understanding the MKS operating results:

GAAP Net income	$15,236	$33,574

Adjustments (net of tax, if applicable):
Amortization of acquired intangible assets	4,614	7,384
Restructuring charges	272	437
Other income (NOTE 1, NOTE 2)	—	(5,402)
Benefit for income taxes (NOTE 3)	(1,901)	—

Non-GAAP net income (NOTE 4)	$18,221	$35,993

Non-GAAP net income per share (NOTE 4)	$0.33	$0.65

Weighted average shares outstanding	54,422	55,026
NOTE 1: The GAAP amount for June 30, 2004 represents primarily the collection of a note receivable of $5.0 million which had been written off in 2002.
NOTE 2: The Non-GAAP adjustment for Other income for the six months ended June 30, 2004 was originally reported net of tax at $4,272. The amount currently reported as the Non-GAAP adjustment for Other income had been revised in the fourth quarter of 2004 to exclude tax in conjunction with the reversal of the previously established valuation allowance against net deferred tax assets and was reflected in our reported non-GAAP net earnings of $1.15 per share for 2004.
NOTE 3: The six month period ended June 30, 2005 includes a benefit of $1,901 in connection with closing an IRS audit.
NOTE 4: The Non-GAAP net income and non-GAAP net income per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of applicable income taxes.

MKS Instruments, Inc.
Unaudited Consolidated Balance Sheet
(In thousands)

	June 30,	December 31,
	2005	2004
ASSETS

Cash and short-term investments	$264,303	$235,900
Trade accounts receivable	78,452	82,315
Inventories	95,469	99,633
Other current assets	22,918	22,037

Total current assets	461,142	439,885

Property, plant and equipment, net	80,062	80,917
Long-term investments	1,627	4,775
Goodwill	255,385	255,740
Other acquired intangible assets	33,952	41,604
Other assets	5,442	5,756

Total assets	$837,610	$828,677

LIABILITIES AND STOCKHOLDERS’ EQUITY

Short-term debt	$23,882	$24,509
Accounts payable	23,280	23,338
Accrued expenses and other liabilities	38,959	44,338

Total current liabilities	86,121	92,185

Long-term debt	6,830	6,667
Other long-term liabilities	3,735	3,191

Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	634,569	631,760
Retained earnings	97,313	82,077
Other stockholders’ equity	8,929	12,684

Total stockholders’ equity	740,924	726,634

Total liabilities and stockholders’ equity	$837,610	$828,677